UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2010, Bruker Corporation (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that Collin D’Silva, an independent director and a member of the Company’s Audit Committee, resigned from his position on the Audit Committee, effective March 9, 2010. Mr. D’Silva continues to serve as an independent director of the Company.  As a result of Mr. D’Silva’s resignation, the Audit Committee currently consists of two members and the Company is no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to consist of a minimum of three members.  In accordance with Nasdaq Listing Rule 5605(c)(4)(B), the Company has a cure period of 180 days from Mr. D’Silva’s resignation from the Audit Committee, or until September 7, 2010, to regain compliance with Nasdaq audit committee composition requirements. The Company intends to fill the vacancy on the Audit Committee as expeditiously as possible prior to the expiration of the cure period.

On March 25, 2010, the Company received notice from Nasdaq advising that, as result of Mr. D’Silva’s resignation from the Audit Committee, the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A) and confirming that the Company must regain compliance with the audit committee composition requirements by September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: March 26, 2010	By:	/s/ Brian P. Monahan
Brian P. Monahan
Chief Financial Officer